Agreement for Sale of Shares

This agreement made as of the 18th day of December , 2010

AMONG:

2224942 Ontario Inc. o/a Viewcom
(hereinafter called "Viewcom")

OF THE FIRST PART

AND:

SEAS Industries Inc.
(hereinafter called "SEAS"

OF THE SECOND PART

WHEREAS:

A. Viewcom Inc. is a private Ontario Company who has developed and the rightful owner of an internet dating portal and other intellectual proprietary property

B. Viecom has agreed to sell and SEAS has agreed to purchase 100% of the issued and outstanding stock in the capital of Viecom for $50,000.00 US , subject to the terms and conditions set forth in this agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the foregoing premises and the mutual promises and agreements herein set forth, the parties hereto represent, warrant, covenant and agree as follows:

2.01 Share Exchange: Viecom agrees to sell 300 shares ("Viewcom shares") of Company and SEAS Industries agrees to purchase the 300 Viewcom shares for a price of $1.00 US and subject to the condition that SEAS Initiate aa registration statement for the purpose of having SEAS listed on a U.S. Stock exchange with the intent of raising capital.

2.02 **Transfer of Viewcom Shares:** At the closing of the purchase and sale contemplated by this agreement, Viecom shall cause to be duly endorsed and delivered to SEAS certificates representing the 300 shares. Those assignments shall effect total, complete, absolute and unconditional conveyance of the 300 shares in a manner which will entitle SEAS to receive the 300 shares in his own name, fully paid and non assessable, free and clear of any liens, encumbrances, assessments, covenants or obligations whatsoever.

4.01 **Resignation of current officers and directors:** Upon closing of this transaction, all current officers and directors of Company , with the exception of two directors, shall submit their resignations.

4.02 **Election of New Directors:** SEAS shall cause to be elected to the board of directors of Company any number thereof that will constitute the control of the board of Directors at SEAS discretion, subject only to the completion of the transaction contemplated by this agreement.

Shares Free and Clear: The Viecom shares are legally and equitably owned by Viewcom shareholders and are free and clear of any and all liens, claims, covenants or encumbrances and Viewcom has the

not apply to information from the time that such information becomes a matter of public knowledge or is printed in any publication for public distribution or information which is provided to the Securities and Exchange Commission or to the public as required by law as it relates to a publicly registered or traded entity.

7.02 **Affirmative Actions of Each Party:** Pending closing of this agreement, each party will take all actions reasonable and necessary to render accurate as of the closing date the respective representations and warranties of each contained herein, and each shall refrain from any actions which would render inaccurate as of the closing date any such representations and warranties.

8.01 **Date of Closing:** The parties hereto agree that this agreement shall be closed at the earliest convenient date mutually agreeable to the parties, but unless some other time is mutually agreed, this closing shall occur at 2:00 PM on December 18, 2010 (the "closing").

8.02 **Place of Closing:** Unless otherwise mutually agreed, the closing will occur at the offices of 1735 Berkely Street, Suite 210, Santa Monica, California.

Actions by Viewcom at Closing: At the closing, Viewcom shall cause to be delivered to SEAS the certificates representing the 780 shares.

10.01 **Cooperation:** In addition to the actions and documents specifically discussed herein, each party hereby agrees to execute, acknowledge and deliver any and all documents and do any and all other acts which are necessary, expedient, reasonable and appropriate as requested by the other party to more fully carry out the intent and purposes of this agreement.

10.02 **Severability:** The unenforceability or invalidity of any section or provision of this agreement shall not affect the enforceability or validity of the balance of this agreement.

10.03 **Survival:** All of the representations, warranties and provisions of this agreement shall survive its closing and the death or dissolution of the respective parties.

10.04 **Headings:** The headings of the several sections of this agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this agreement.

10.05 **Counterparts:** This agreement may be executed in counterparts and when so executed, each counterpart shall be deemed to be an original, and all counterparts together shall constitute only one and the same instrument.

10.06 **Amendments and Modifications:** This agreement may be modified, amended or terminated only by a document signed by each of the parties to this agreement.

Governing Law and Value: The parties hereby provide and agree that it is their respective intent that this agreement is effectively executed within The State of California. The parties explicitly stipulate, acknowledge and agree that this agreement shall be governed by and construed in accordance with the laws of the State Of California;

10.07 **Binding Effect:** The various terms and provisions hereof shall inure to the benefit of, and the same shall be binding upon, the heirs, executors, successors and assignees of the respective parties.

authority and capacity to transfer the 300 shares to SEAS. There are no existing options, warrants, calls or commitments in favor of Viewcom or any other person of any character relating to the _______ shares held by Viecom. No voting agreements of any kind affect the rights attached to any of the 300 shares held by Viecom. No consent or approval is necessary for the transfer of the Viecom shares and such transfer, when completed as herein specified, will vest full, absolute, complete and unconditional ownership of the Viecom shares to SEAS.

6.01 **Organization:** Company is a corporation incorporated, validly existing and in good standing under the laws of Ontario, Canada, has no restriction on its corporate power and authority to own or lease its properties and to carry on its business.

6.02 **Capitalization:** The authorized capital of Company consists of 300 voting common shares of no par value, of which 300 voting common shares are validly issued and outstanding as of the date of this agreement. There are no restrictions contained in the Articles of Incorporation or By-Laws of Company upon the rights of its shareholders to sell or otherwise transfer their shares as herein contemplated. All of the issued and outstanding stock of Company have been authorized, are validly issued and outstanding, are fully paid and non-assessable and there is no liability attached to the holders thereof.

There are no existing options, warrants or rights granted or authorized for the purchase or acquisition of common shares of Company and there are no commitments to authorize or issue any options, warrants or rights to such stock.

6.03 **Minute Book:** The minute book of Company contains complete and accurate records of all meetings and other corporate actions of the shareholders and the board of directors of Company.

6.04 **Litigation or Claims:** There are no claims, litigation, actions, suits, investigations or proceedings pending or, to the knowledge of Viewcom, threatened against or affecting Company or its properties or business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which if determined adversely would have a material adverse effect on the business or financial condition of Company, or the ability of Company to carry on its business as contemplated by this transaction.

Compliance with Laws: To the best of the knowledge, information and belief of Viewcom, Company has complied with, and is not in violation of, any federal, state, local or foreign statute, law, code, rule or regulation with respect to the conduct of its business, the ownership or operation of its properties or the sale or purchase of its securities or disclosure to the SEC, which violation might have a materially adverse effect on the business, financial condition or earnings of Company.

6.05 **Accuracy at Closing:** All representations and warranties of all parties herein made will be true and correct as of the closing date as though such representations and warranties were then made in exactly the same language. As of the closing date, Viecom will have performed and complied with all covenants and conditions required to be performed or complied with at or before such time by this agreement.

7.01 **Confidentiality:** Each party to this agreement, together with their respective attorneys, accountants, consultants and representatives throughout the negotiations, investigations, execution and closing of this agreement, and continuing indefinitely into the future, shall treat as confidential and will disclose to no one other than those persons who are a party to this agreement all information received about the other party to this agreement, and has not and will not use or knowingly permit others to use any such information in a manner detrimental to the other, provided however, that the foregoing shall